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                                                                   EXHIBIT 4.3

                        COLLAGENEX PHARMACEUTICALS, INC.

            1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED



         1. Purpose. This Non-Qualified Stock Option Plan, to be known as the 1996 Non-Employee Director Stock Option Plan, as amended (the "Plan"), is intended to promote the interests of CollaGenex Pharmaceuticals, Inc. (the "Company") by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board"), each such person hereinafter referred to as a "Non-Employee Director."

         2. Available Shares. The total number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") for which options may be granted under the Plan shall not exceed 300,000 shares, subject to adjustment in accordance with Section 10 of the Plan. Shares subject to the Plan are authorized but unissued shares, or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under the Plan.

         3. Administration. The Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of the Plan, as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         4. Automatic Grant of Options. Subject to the availability of shares under the Plan:

                  (a) each Non-Employee Director who (i) was a member of the Board on the effective date of the Company's initial public offering (the "IPO"), and (ii) is serving as a member of the Board of Directors on the date the Plan is approved by the stockholders of the Company at the annual meeting of stockholders to be held in 1997 shall be automatically granted, effective as of November 22, 1996, without further action by the Board, an option to purchase 15,000 shares of the Common Stock, which option shall be in addition to the initial option to purchase 10,000 shares of the Common Stock, which initial option was granted to each of such Non-Employee Directors on the effective date of the IPO; and

                  (b) each Non-Employee Director who first becomes a member of the Board after the IPO shall be automatically granted, on the date such person becomes a member of the Board, an option to purchase 25,000 shares of the Common Stock.

         The term "Grant Date" as used hereinafter shall mean: (i) with respect to the grant of the initial option to purchase 10,000 shares of the Common Stock referred to in Section 4(a), the effective date of the IPO; (ii) with respect to the grant of the option to purchase an additional


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15,000 shares of the Common Stock pursuant to Section 4(a), November 22, 1996;
or (iii) in the case of a grant under Section 4(b), the date the optionee becomes a member of the Board.

         The options to be granted under this Section 4 shall be the only options ever to be granted at any such time to such member under the Plan.

         5. Option Price. The purchase price of the stock covered by an option granted pursuant to the Plan shall be 100% of the fair market value of such shares on the Grant Date. The "fair market value" of the stock issuable upon exercise of the initial option to purchase 10,000 shares of the Common Stock shall be the initial public offering price per share. Other than as provided in the preceding sentence, for purposes of the Plan, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. The option price will be subject to adjustment in accordance with the provisions of Section 10 of the Plan.

         6. Period of Option. Unless sooner terminated in accordance with the provisions of Section 8 of the Plan, an option granted hereunder shall expire on the date which is ten (10) years after the Grant Date.

         7. Vesting of Shares and Non-Transferability of Options.

                  (a) Options granted under the Plan shall not be exercisable until they become vested. Options granted under the Plan shall vest in the optionee and thus become exercisable in accordance with the following schedule, provided that the optionee has continuously served as a member of the Board through such vesting date, and subject also to Subsection (b) of this Section 7:

       Percentage of Option Shares for which
            Option Will be Exercisable                    Date of Vesting
            --------------------------                    ---------------

                        20%                           One year from Grant Date
                        40%                           Two years from Grant Date
                        60%                          Three years from Grant Date
                        80%                          Four years from Grant Date
                       100%                          Five years from Grant Date


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         The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in the Plan.

                  (b) Notwithstanding Subsection (a) of this Section 7, if an optionee attends less than 75% of the Board meetings (whether regular or special) held in any fiscal year (a "Default Year"), then either (i) the optionee shall forfeit his exercise rights with respect to the option installment which vested on the preceding annual vesting date, in proportion to the percentage of Board meetings actually attended by such optionee during the Default Year; or (ii) in the event that the optionee does not own a sufficient number of exercisable options to satisfy the forfeiture obligation described above, the optionee shall forfeit his right to receive the next succeeding annual installment of the option, in proportion to the percentage of Board meetings which the optionee actually attended in the Default Year. By way of illustration, if an optionee attends only 50% of the actual meetings of the Board of Directors (whether regular or special) held in any fiscal year, then the optionee shall forfeit the right to exercise 50% of the option installment which became exercisable on the preceding annual vesting date. If, however, the optionee had already exercised 75% of the preceding option installment, and did not own any additional unexercised options available to satisfy the forfeiture obligation, the optionee would forfeit the remaining 25% of the prior installment, and would also forfeit the right to receive or exercise 25% of the next succeeding annual option installment. Attendance at Board meetings may be in person or via teleconference, or any manner consistent with the Amended and Restated Bylaws of the Company.

                  (c) Any option granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

         8.       Termination of Option Rights.

                  (a) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) at any time prior to the scheduled expiration date of the option.

                  (b) In the event any optionee: (i) ceases to be a member of the Board of Directors at the request of the Company; (ii) is removed without cause; or (iii) otherwise does not stand for nomination or re-election as a director of the Company at the request of the Company, then any unexercised options, to the extent not vested at the date of the applicable event, shall immediately terminate and become void, and to the extent any such options are vested at such date, they shall continue to be exercisable for a period of one year from the date of the applicable event; provided, however, that no portion of any option, vested or unvested, may be exercised if the optionee is removed from the Board of Directors for any one of the following reasons: (i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; (iii) the unauthorized disclosure of any trade secret or confidential information of the


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Company; (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to breach a contract with the Company; or (v) engages in any conduct or activity on behalf of any organization or entity which is a competitor of the Company (unless such conduct or activity is approved by a majority of the members of the Board of Directors).

         9. Exercise of Option. Subject to the terms and conditions of the Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the company by mail or in person addressed to CollaGenex Pharmaceuticals, Inc., 301 South State Street, Newtown, Pennsylvania 18940, Attention: President, or at its then principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time) valued at fair market value determined in accordance with the provisions of Section 5, or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred
(100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

         10. Adjustments Upon Changes in Capitalization and Other Events. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

                  (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  (b) Recapitalization Adjustments. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, each option granted under the Plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full twenty (20) days prior to the effective date of such event. In the event of a reorganization, recapitalization, merger,


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consolidation, or any other change in the corporate structure or shares of the
Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, adjustments shall be made in the number and kind of shares authorized by the Plan and in the number of and kind of shares covered by, and the option price of, outstanding options under the Plan, in each case, as necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option. Notwithstanding the foregoing, no such adjustments shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any option or a grant of additional benefits to the holder of an option.

                  (c) Issuance of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Section 2 of the Plan that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this
Section 10 and its determination shall be conclusive.

         11. Restrictions on Issuances of Shares. Notwithstanding the provisions of Sections 4 and 9 of the Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

                  (a) The issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares registered under applicable Federal and state securities laws as now in force or hereafter amended; or

                  (b) Counsel for the Company shall have given an opinion that the issuance of such shares is exempt from registration under Federal and state securities laws as now in force or hereafter amended; and that the Company has complied with all applicable laws and regulations with respect thereto, including without limitation, all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

         12. Legend on Certificates. The certificate representing shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, as amended, or any state securities laws.

         13. Representation of Optionee. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for


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investment and not with a view to their distribution (as that term is used in the Securities Act of 1933, as amended).

         14. Option Agreement. Each option granted under the provisions of the Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the officer executing it.

         15. Termination and Amendment of Plan. The Plan shall terminate on the earlier to occur of March 28, 2006 or at such time as all shares reserved for issuance hereunder (including any amendments hereto) shall have been issued. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which options may be granted under the Plan (except by adjustment pursuant to Section 10), (b) materially modify the requirements as to eligibility to participate in the Plan,
(c) materially increase benefits accruing to option holders under the Plan, or
(d) amend the Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended, to become inapplicable to the Plan; and provided further that the provisions of the Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereto) under the Securities Act of 1934, as amended (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

         16. Withholding of Income Taxes. Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, as amended, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

         17. Compliance with Regulations. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and any applicable Securities and Exchange Commission interpretations thereof. If any provision of the Plan is deemed not to be in compliance with Rule 16b-3, such provision of the Plan shall be null and void.

         18. Governing Law. The validity and construction of the Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         19. Acceleration and Vesting of Option for Business Combinations. Upon any merger, consolidation, sale of all (or substantially all) of the assets of the Company, or a business combination involving the sale or transfer of all (or substantially all) of the capital stock or assets of the Company in which the Company is not the surviving entity, or, if it is the surviving entity,


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does not survive as an operating going concern in substantially the same line of business, then the options granted under the Plan shall, immediately prior to the consummation of any of the foregoing events, become fully vested and immediately exercisable by the optionee.

         20. Restrictions on Transfer. During the period that a Non-Employee Director serves as a member of the Board, and for one year thereafter, each Non-Employee Director agrees, in connection with any underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by such Non-Employee Director (other than those shares included as part of such underwritten public offering, if any) without the prior written consent of the Company or the underwriters managing such underwritten public offering of the Company's securities for one hundred eighty
(180) days from the effective date of such registration or for such other period as may be required by the underwriters managing such underwritten public offering, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the applicable underwritten public offering.


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